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                                 AMENDMENT NO. 3
                                     to the
                          FUND PARTICIPATION AGREEMENT

     AMENDMENT, dated as of May 1, 2000, to the Fund Participation Agreement dated as of the 1st day of October, 1998 (the "Agreement"), by and between BT Insurance Funds Trust ("Trust"), Bankers Trust Company ("Adviser"), and LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK ("Life Company").

     WHEREAS, Trust, Life Company and Adviser wish to revise Appendix B to the Agreement;

     NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company and Adviser hereby agree as follows:

1. Appendix B to the Agreement is hereby amended, and restated in its entirety, by the Appendix B attached to this Amendment.

     Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.


                                      BT INSURANCE FUNDS TRUST


                                      By:_____________________________________
                                      Name:
                                      Title:


                                      LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


                                      By:_____________________________________
                                      Name:
                                      Title:


                                      BANKERS TRUST COMPANY


                                      By:_____________________________________
                                      Name:
                                      Title:

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                                   APPENDIX B
                         (Revised effective May 1, 2000)



                                SEPARATE ACCOUNTS


1) Lincoln Life & Annuity Flexible Premium Variable Life Account M

2) LLANY Separate Account R for Flexible Premium Variable Life Insurance

3) Lincoln New York Separate Account N for Variable Annuities

4) LLANY Separate Account S for Flexible Premium Variable Life Insurance